UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2008, Celsius Holdings, Inc. entered into a $1 million revolving line of credit with CD Financial, LLC, a company controlled by Carl DeSantis, and also a large stockholder of the company. The revolving line of credit matures on December 24, 2009, and can be extended annually with the lender’s approval. The interest rate is Libor plus three percent.

In connection with the revolving line of credit, the company has also entered into a loan and security agreement under which it has pledged all its assets as security for the line of credit. The company has terminated and paid one of its two working capital lenders and expect to pay off its other working capital lender within 30 days.

The foregoing description of the revolving line of credit and loan and security agreement are qualified in their entirety by reference to the full text of the form of note and loan and security agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, which are incorporated herein in their entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation

The foregoing description of the revolving line of credit is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits.

10.1	Promissory note issued to CD Financial, LLC.
10.2	Loan and Security Agreement between Celsius, Inc and CD Financial, LLC.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: December 10, 2008	By: /s/ Jan Norelid
Jan Norelid
Chief Financial Officer